Exhibit 10.1

FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of July 20, 2016, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and TROVAGENE, INC., a Delaware corporation, with offices located at 11055 Flintkote Ave, Suite B, San Diego, CA 92121 (“Borrower”).

RECITALS

A.                                    Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of June 30, 2014 (as amended from time to time, including but without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 18, 2014, that certain Second Amendment to Loan and Security Agreement dated as of May 6, 2015, that certain Consent and Third Amendment to Loan and Security Agreement dated as of November 17, 2015, and that certain Consent and Fourth Amendment to Loan and Security Agreement dated as of June 6, 2016, the “Loan Agreement”).

B.                                    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Collateral Agent and Lenders amend certain provisions of the Loan Agreement as more fully set forth herein.

D.                                    Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 2.2 (Term Loans).  Sections 2.2(a)-(b) of the Loan Agreement are amended and restated as follows:

“(a)                           Availability.

(i)                                     Subject to the terms and conditions of this Agreement, Lenders, severally and not jointly, loaned to Borrower term loans on the Effective Date according to each Lender’s Term Loan Commitment as set forth in Schedule 1.1 hereto as in effect immediately prior to the Fifth Amendment Effective Date (such term loans are hereinafter referred to collectively as the “Original Term Loans”).

(ii)                                  Subject to the terms and conditions of this Agreement, Lenders agree, severally and not jointly, to make term loans to Borrower on the Fifth Amendment Effective Date as follows:

(1)                                 SVB shall make a term loan to Borrower in an amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the “SVB New Loan”), the proceeds of which will be deemed to repay Obligations owing from Borrower to SVB in respect of the Original Term Loans.

(2)                                 Oxford shall make a term loan to Borrower in an amount equal to One Million Three Hundred Ninety-Six Thousand One Hundred Sixty-Six and 96/100 Dollars ($1,396,166.96) (the “Oxford New Loan”, and together with (X) the Obligations owning from Borrower to Oxford in respect of the Original Term Loans, including those certain Secured Promissory Notes dated June 30, 2014, with the current principal balances of Three Million Six Hundred Sixty-Two Thousand Two Hundred Ninety-Nine and 81/100 Dollars ($3,662,299.81) and Two Million Four Hundred Forty-One Thousand Five Hundred Thirty-Three and 23/100 Dollars ($2,441,533.23) and (Y) the SVB New Loan, each a “Term Loan” and collectively, the “Term Loans”).  Lenders agree to waive the Prepayment Fee otherwise due and payable to Lenders on the Fifth Amendment Effective Date with respect to the repayment of the Original Term Loans on the Fifth Amendment Effective Date.  After repayment, no Term Loan may be re-borrowed.

(b)                                 Repayment.  Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of the Term Loans, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Borrower agrees to pay, on the Funding Date of the Term Loans, any initial partial monthly interest payment otherwise due for the period between the Funding Date of the Term Loans and the first Payment Date thereof.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (x) if the Amortization Date is March 1, 2017, thirty six (36) months; and (y) if the Amortization Date is September 1, 2017, thirty (30) months.  All unpaid principal and accrued and unpaid interest with respect to the Term Loans is due and payable in full on the Maturity Date.  The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

2.2                               Section 2.3 (Payment of Interest on the Credit Extensions).  Sections 2.3(a)-(c) of the Loan Agreement are amended and restated as follows:

“(a)                           Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

(b)                                 Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)                                  360-Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.”

2.3                               Section 2.5 (Fees).  A new Section 2.5(d) is added to the Loan Agreement as follows:

“(d)                           Fifth Amendment Final Payment.  A final payment as of the Fifth Amendment Effective Date in an amount equal to Five Hundred Twenty Five Thousand Dollars ($525,000.00) to Oxford, in its capacity as a Lender, and Five Hundred Twenty Five Thousand Dollars ($525,000.00) to SVB on the Fifth Amendment Effective Date (as determined under the Loan Agreement as in effect immediately prior to the Fifth Amendment Effective Date), and provided that such fee shall not reduce the fee otherwise due under Section 2.5(a).”

2.4                               Section 10 (Notices).  Section 10 of the Loan Agreement is amended by deleting the notice information for “Cooley LLP” and substituting in lieu thereof the following:

with a copy (which shall not constitute notice) to:	VLP Law Group LLP 2947 Eskridge Road Fairfax, VA 22031
Attn: Denise Zack
Fax: (703) 260-6551
Email: DZack@vlplawgroup.com

2.5                               Section 13.1 (Definitions).  The following definitions are added to or amended and restated in Section 13.1 of the Loan Agreement as follows:

“Amortization Date” is, (x) if the Interest Only Extension Event has not occurred, March 1, 2017, and (y) if the Interest Only Extension Event has occurred, September 1, 2017.

“Basic Rate” is, with respect to the Term Loans, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) seven and a quarter percent (7.25%) and (ii) the sum of (a) the Prime Rate on the last Business Day of the month that immediately precedes the month in which the interest will accrued (which shall not, in any case, be less than three and a half percent (3.50%)), plus (b) three and three quarters percent (3.75%).  Notwithstanding the foregoing, the Basic Rate for the Term Loans for the period from the Fifth Amendment Effective Date through and including July 31, 2016, shall be seven and a quarter percent (7.25%).”

“Final Payment Percentage” is seven and one half percent (7.50%).

“Fifth Amendment Effective Date” means July 20, 2016.

“Interest Only Extension Event” means Collateral Agent’s and Lenders’ receipt of evidence in form and substance reasonably satisfactory to Collateral Agent and Lenders that (a) Borrower has successfully secured agreements with insurance providers/networks resulting in one hundred sixty-eight million (168,000,000) aggregate U.S. covered lives and (b) Borrower’s Trovera EGFR, KRAS and BRAF products have been placed on a list of diagnostics tests at a major U.S. cancer center reasonably satisfactory to Lenders.

“Maturity Date” is February 1, 2020.

“Original Term Loans” is defined in Section 2.2(a)(i) hereof.

“Oxford New Loan” is defined in Section 2.2(a)(ii)(2) hereof.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity

Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)                                     for a prepayment made on or after the Fifth Amendment Effective Date through and including the first anniversary of the Fifth Amendment Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(ii)                                  for a prepayment made after the first anniversary of the Fifth Amendment Effective Date through and including the second anniversary of the Fifth Amendment Effective Date, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(iii)                               for a prepayment made after the second anniversary of the Fifth Amendment Effective Date and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Lenders, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as their prime rate in effect (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“SVB New Loan” is defined in Section 2.2(a)(ii)(1) hereof.

2.6                               Section 13 (Definitions).  The following term and its definition set forth in Section 13.1 are deleted in their entirety:

“Treasury Note Maturity”

2.7                               Schedule 1.1 to the Loan Agreement is replaced with Schedule 1.1 attached hereto.

2.8                               The original Secured Promissory Note dated June 30, 2014 issued by Borrower in favor of SVB hereby is cancelled, null and void and of no further force and effect.  The original Secured Promissory Notes dated June 30, 2014 issued by Borrower in favor of Oxford hereby are amended and restated to reflect the outstanding principal balances and date as of the Fifth Amendment Effective Date.

3.                                      Limitation of Amendment.

3.1                               The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof

(except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.                                      Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

a)             this Amendment by each party hereto;

b)             warrants to purchase stock by Borrower in favor of each Lender;

c)              a Secured Promissory Note in favor of SVB;

d)             a Secured Promissory Note and Amended and Restated Secured Promissory Notes in favor of Oxford;

e)              an updated Corporate Borrowing Certificate by Borrower;

f)               a disbursement letter by each party thereto;

g)              a Loan Payment/Advance Request from;

h)             Borrower’s payment of the final payment fee in an amount equal to Five Hundred Twenty Five Thousand Dollars ($525,000.00) to Oxford, in its capacity as a Lender, and Five Hundred Twenty Five Thousand Dollars ($525,000.00) to SVB; and

i)                 Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TROVAGENE, INC.

By
Name:
Title:

[Signature Page to Fifth Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

LENDER:

SILICON VALLEY BANK

By
Name:
Title:

[Signature Page to Fifth Amendment to Loan and Security Agreement]